Form C

Cover Page

Name of issuer:

Seven Stills, Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/22/2018

Physical address of issuer:

1439 Egbert Ave Unit C
San Francisco CA 94124

Website of issuer:

http://sevenstillsofsf.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☑ Common Stock
☐ Preferred Stock
☐ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

5,000

Price:

$10.06000

Method for determining price:

Pro-rated portion of the total principal value of $50,300; interests will be sold in increments of $10.06.

Target offering amount:

$50,300.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,066,360.00

Deadline to reach the target offering amount:

4/20/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

25

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$867,468.00	$555,052.00
Cash & Cash Equivalents:	$102,106.00	$37,876.00
Accounts Receivable:	$0.00	$56,463.00
Short-term Debt:	$252,342.00	$217,107.00
Long-term Debt:	$328,267.00	$98,829.00
Revenues/Sales:	$1,179,655.00	$621,833.00
Cost of Goods Sold:	$216,933.00	$122,835.00
Taxes Paid:	$0.00	$0.00
Net Income:	$103,864.00	$123,767.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Seven Stills, Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Tim Obert	CEO	Seven Stills	2018
Clint Potter	COO	Seven Stills	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tim Obert	CEO	2018
Clint Potter	COO	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Clint Potter	1035000.0 Class A Common stock	50.0
Tim Obert	1035000.0 Class A Common Stock	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Consumer demands can change, and decreases in alcohol consumption could result in decreases in revenue.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Consumer disposable income could change, affecting the amount spent on premium beers and spirits.

If a violent or catastrophic incident occurred near our facility we could risk losing tourist and destination traffic.

In the case that several competitors opened up in the vicinity there is a chance we would lose foot traffic and revenues to our business.

Social media influencers could begin to dislike our products and discourage others from buying from us, which would result in a loss of revenues.

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Purchasers will not have voting rights, and therefore may have limited control over company operations. In addition, the two co-founders control 100% of the total voting power of the company as of July 2018, and prior to the closing of the offering will control over 85% of voting power.

Expanding our geographic footprint is an important aspect of our plans for growth. With those efforts come potential costs and risks that could affect our business success. We may not be able to meet our goals for expansion and see impacts to our business operations as a result.

Companies in the beverage alcohol industry are, from time to time, exposed to class action or other litigation relating to alcohol advertising, product liability, alcohol abuse problems or health consequences from the misuse of alcohol. It is also possible that governments could assert that the use of alcohol has significantly increased government funded health care costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

The Company is in the process of merging with Seven Stills, LLC, and expects this to be finalized prior to the closing of this offering. Should this merger not be completed on time or at all, it may affect investor's ability to be issued stock, as well as the overall operations of the Company. Furthermore, the Class E Common stock sold in this offering has not yet been authorized by the Company.

The Company has significant outstanding debt, totaling over $3 million. Should the company's revenues or costs vary from their predicted outcomes, the Company's financial position may be harmed. The Company is not prohibited from taking on more debt in the future.

Investors in this subscription agreement may forfeit their right to the shares if they violate the terms listed in the contracts provided.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,300**

Use of Proceeds: 95% -- Contributing to construction costs for 100 Hooper

5% -- Wefunder Intermediary Fee

If we raise: **$1,066,360**

Use of Proceeds: 95% -- Complete construction and buildout for our new distillery and space, 100 Hooper

5% -- Wefunder Intermediary Fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The foregoing is a summary of the terms of the offering of common stock of Seven Stills, Inc. (the "**Company**") pursuant to Regulation CF of the Securities Act (the "**Offering**"):

Size of Offering: $1,066,360.

Securities Offered: 106,000 shares of the Company's Class E common stock (the "**Common Stock**").

Price Per Share: $10.06.

Minimum Subscription: 5,000 shares of Common Stock ($50,300).

Voting Proxy: The purchasers of shares of Common Stock in this Offering shall grant the Company's CEO a voting proxy to vote all on all of their shares of Common Stock.

Form CF, Subscription Agreement and Risk Factors: The purchase of the Common Stock involves a high degree of risk. Prior to participating in the Offering, prospective investors should carefully review the Form CF Offering Circular, including, but not limited to, the Risk Factors described therein, and the Subscription Agreement provided in connection therewith.

Investors in this subscription agreement understand and agree that it is a condition to Subscriber's acquisition of any Shares that Subscriber materially comply with the "tied-house" restrictions set forth in Sections 25500-25512 of the California Business and Professions Code. Subscriber represents and warrants that Subscriber:

(a) does not hold any ownership, directly or indirectly, in any Prohibited Business (as defined below), or in the premises upon which any such Prohibited Business is located, or in the furniture, fixtures or equipment in such business;
(b) is not an agent or employee of a Prohibited Business;
(c) has not furnished, given or loaned any money or other thing of value, directly or indirectly, to a Prohibited Business, or guaranteed the repayment of any loan or obligation owed by such Prohibited Business; and

(d) does not have an interest in the manufacture, importation, distribution, or retail sale of alcoholic beverage products in California or elsewhere.

For purposes of this Agreement, "Prohibited Business" means any alcoholic beverage retail or wholesale business, including, without limitation, hotels, restaurants, grocery stores, bars, taverns, cocktail lounges, convenience or liquor stores, any entertainment venue that serves alcoholic beverages (e.g., bowling alleys, movie theaters, stadiums), gas stations, night clubs, private or veteran clubs, and alcoholic beverage importers, wholesalers or distributors.

Investors in this subscription agreement acknowledge, understand and agree that for so long as Subscriber owns any Shares or other equity securities in the Company: (a) Subscriber shall not hold any ownership stake in any Prohibited Business; and (b) that the representations and warranties of Subscriber provided in Section 3.14 of the subscription agreement and Section 3.15 of the subscription agreement shall be true and correct at all times from and after the
Subscription Date.

Please note that the $10.06 price per share is derived based on a $28,173,663.78 pre money company valuation of Seven Stills, Inc., assuming a fully diluted cap table consisting of 2,800,563 shares of capital stock. As disclosed in the offering materials, Seven Stills, LLC is the current operating company of the Seven Stills business. The issuer of the Class E Common Stock is Seven Stills, Inc. Prior to the initial closing of this campaign and the issuance of Class E Common Stock to subscribers, Seven Stills, LLC will be merged with and into Seven Stills, Inc., with Seven Stills, Inc. being the surviving entity. As part of the merger, Seven Stills, Inc. will issue capital stock to the current equity holders of Seven Stills, LLC and to other investors in the Seven Stills business. At the time of the initial closing of this campaign, the cap table will consist of 2,800,563 shares of capital stock on a fully diluted basis, and therefore, the $10.06 price per share in this campaign will reflect a pre money company valuation of $28,173,663.78.

Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Except as specified in Section 1.3.2, of the subscription agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of a majority of the then-outstanding Shares. Any amendment or waiver effected in accordance with this Section 9.8 of the subscription agreement shall be binding upon the Subscribers and each transferee of the Shares, each future holder of all such securities, and the Company.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class D Common Stock	450,000	0	No
Class C Common Stock	250,000	0	No
Class B Common Stock	300,000	0	Yes
Class A Common Stock	4,000,000	2,070,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

All classes of units have the same liquidation preferences. All classes aside from Class A and Class B are non-voting. Class B shareholders will receive a payout of 2x their original investment in the case of the dissolution of the company before any other investors are paid out. Any amount paid to these investors prior to dissolution is deducted from the final amount to be paid. The Class E Common Stock will be authorized at the closing of this offering.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

This stock offering is common stock and may be diluted or qualified by the rights of any other class of security if preferred stock is issued in the future.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	PCV
Issue date	06/01/15
Amount	$187,006.00
Outstanding principal plus interest	$85,408.00 as of 07/01/18
Interest rate	7.0% per annum
Maturity date	01/01/20
Current with payments	Yes

Note secured by substantially all assets of the company

Loan

Lender	First Finance
Issue date	06/01/15
Amount	$150,000.00
Outstanding principal plus interest	$71,978.82 as of 07/01/18
Interest rate	10.0% per annum
Maturity date	06/01/20
Current with payments	Yes

Loan

Lender	Live Oak
Issue date	10/01/17
Amount	$520,000.00
Outstanding principal plus interest	$481,589.00 as of 07/01/18
Maturity date	09/01/24
Current with payments	Yes

Principal interest 6.75% per annum in 2017, then increased to 7% per annum in 2018. The note is secured by substantially all assets of the Company.

Loan

Lender	Live Oak
Issue date	05/01/18
Amount	$2,604,000.00
Outstanding principal plus interest	$2,604,000.00 as of 07/01/18
Maturity date	05/01/31
Current with payments	Yes

The note bears interest at the prime rate plus 2.5%. The loan is to be repaid within twelve months of interest only payments followed by payments of principal and interest through May 20131.

Convertible Note

Issue date	10/01/15
Amount	$375,000.00

This financing round is with respect to Seven Stills LLC. These equity holders will be receiving Class B Common Stock of Seven Stills, Inc. upon completion of the anticipated merger.

Convertible Note

Issue date	01/01/18
Amount	$594,000.00
Interest rate	5.0% per annum
Discount rate	15.0%
Uncapped Note	Yes
Maturity date	01/01/21

Seven Still LLCs raised funds on behalf of Seven Stills Inc. Upon completion of the anticipated merger, the subscribers in this round will receive Class C Common Stock of Seven Stills, Inc.

Convertible Note

Issue date	07/01/18
Amount	$196,000.00
Interest rate	5.0% per annum
Discount rate	15.0%
Uncapped Note	Yes
Maturity date	07/01/21

Seven Still LLCs raised funds on behalf of Seven Stills Inc. Upon completion of the anticipated merger, the subscribers in this round will receive Class C Common Stock of Seven Stills, Inc.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
10/2015	Section 4(a)(2)	Convertible Note	$375,000	General operations
11/2015	Section 4(a)(2)	Common stock	$375,000	General operations
10/2017	Section 4(a)(2)	Common stock	$593,000	General operations
1/2018	Section 4(a)(2)	Convertible Note	$594,000	General operations
7/2018	Section 4(a)(2)	Convertible Note	$196,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☐ Yes
☑ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

For centuries, whiskey distillers believed that the flavor of the base beer didn't impact the finished whiskey so they'd use low-quality barley ingredients. Clint and I proved them wrong. In 2013, we started brewing high-quality craft beers to distill into whiskeys. The flavor profiles are drastically different between our products – and people love it. Now you can find Seven Stills craft beer and whiskey at our three San Francisco taprooms and more than 2,500 retail stores.

We've seen steady growth since launch and are on track to reach $3.5 million in sales this year, a 190% increase from last year. In five years, we aim to be the number one brewery and distillery in San Francisco with distribution throughout the United States.

Milestones

Seven Stills, Inc was incorporated in the State of Delaware in May 2018.

Seven Stills, LLC will merge into Seven Stills, Inc. upon issuance of all necessary licenses to do business. Upon the merger, Seven Stills, Inc. will absorb the entity Seven Stills, LLC and all equity purchased in the LLC will be reflected in the new corporation.

The objective of the merger is to act as a non-pass through entity, meaning investors will not receive an annual K-1 requiring them to pay taxes on any phantom income due to their ownership in the company. All taxes will be paid upon the eventual dissolution of the investors' equity.

The company plans to authorize class E common stock prior to the closing of this offering.

The milestones, historical results of operations, and liquidity and capital resources listed below are those of Seven Stills LLC, not Seven Stills Inc. Upon the completion of the merger, Seven Stills, Inc will gain these historical results of operation and resources.

The financial statements attached to this Form C are those of Seven Stills, LLC, not Seven Stills, Inc. Upon the completion of the merger, Seven Stills, Inc will gain the financial conditions of Seven Stills, LLC.

Since organization, Seven Stills LLC has:

- 2,500+ retail locations
- November 2016 - Opened first satellite taproom and restaurant in Outer Sunset of SF
- March 2018 - Completed expansion of brewing facilities to increase capacity 9x
- March 2018 - Opened second satellite taproom and restaurant in the Stanford Court in SF
- April 2018 - Signed lease for flagship brewery, distillery, restaurant, cocktail bar, taproom and retail shop in SoMa of SF.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $1,179,655 compared to the year ended December 31, 2016, when the Company had revenues of $621,833. Our gross margin was 81.61% in fiscal year 2017, compared to 80.25% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $867,468, including $102,106 in cash. As of December 31, 2016, the Company had $555,052 in total assets, including $37,876 in cash.
- *Net Income.* The Company has had net income of $103,864 and net income of $123,767 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $580,609 for the fiscal year ended December 31, 2017 and $315,936 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, Seven Stills, Inc. has been financed for $790,500 in equity and Seven Stills LLC has been financed for $375,000 in equity.

The Seven Still business has been financed with $3,461,006 in debt.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Seven Stills, LLC cash in hand is $50,000, as of June 2018. Over the last three months, revenues have averaged $250,000/month, cost of goods sold has averaged $60,000/month, and operational expenses have averaged $130,000/month, for an average net margin of $60,000 per month.

The company has raised 2.5million in debt for this most recent project that will go towards the opening of the new facility. Kilroy Realty Group, the developers, have also given us $1.2million to complete the project in exchange for being in their building. We've also raised $600k from existing investors for this recent project. If we reach our maximum goal on Wefunder we will not seek further funding. If we only reach our minimum funding target we will seek investments from more traditional investors and VCs. The total cost of the project is $5.5mil.

If our Wefunder campaign is successful, we plan to open in November of 2018. We generally do 53% of our total sales in Q4 of the year. Because our expenses for the first 18 months will be nominal, as our rest estate company is covering our rent, we expect the new location to become profitable within a month. When we opened our satellite facility in 2016 it was profitable within the first week.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.sevenstillsofsf.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Seven Stills Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Clint Potter
Tim Obert

Appendix E: Supporting Documents


RETHINK CRAFT BEER
SEVEN STILLS
SEVEN STILLS
CHOCASMOKE
LOS PECHOS DE LA CHOCA
ZAR
STILL FOR EVERY HILL

INVEST IN SEVEN STILLS

minimum target met

$896,517

raised of $1,066,360 maximum target from 615 investors

Craft beer, re-imagined as whiskey

All whiskey is made from beer. For centuries, distillers used a low-quality infusion of fermented grains, ignoring its effects on the final whiskey. We re-thought this process: first, we make exceptional craft beers, then distill them into craft whiskeys that are dramatically different than anything else you've had. Since 2013, we've grown 100+ percent each year, and are raising now to open a new 18,000 sq. ft. facility in SF's developing Mission Bay neighborhood to keep up with the high demand.



Tim Obert
Co-Founder & CEO
Founder and CEO of the fastest growing brewery and distillery in San Francisco


RETHINK BEER
SEVEN STILLS
WHISKEY
DOGPATCH

Meet Clint and Tim, the Founders of Seven Stills

Why you may want to invest

1. On track for $3.5M in sales this year, up from $1.17M in 2017.
2. Grown 100+ percent each year since launch.

$ 503 min

Invest

REMIND ME (418)

What you are investing in

Priced Round

$28.2M pre-money valuation

see more terms

Investor perks

$503+
Gold Card Member - Receive 10% off at all Seven Stills locations + two complimentary tickets to the 100 Hooper Grand Opening Party

$1,006+
Gold Card+ Member - Receive 10% off at all Seven Stills location + four complimentary tickets to the 100 Hooper Grand Opening Party

see $5,030 & $10,060+ perks

lifestyle distillery brewery alcohol retail entertainment

3. Raised $968K in pre-seed round.
4. New location will share building with Adobe's new HQ with 5,000 employees.
5. Profitable.
6. 2,500+ retail locations.
7. Produce craft whiskey made from craft beers and craft beers.

Our Ambition

In five years, we aim to be the number one brewery and distillery in San Francisco with distribution throughout the United States. We've seen steady growth since launch, growing at a rate of 100+ percent each year. We're on track to reach $3.5 million in sales this year, a 190% increase from last year.

Seven_Stills_Series_A_Investor_Deck.pdf

97_transcripts.txt

https://sevenstillsofsf.com

San Francisco, CA

Why I Like Seven Stills

> *I met Tim and Clint when they were operating out of a storage facility still proving to the world distilling craft beer creates new and wonderful taste profiles. I remember the hockey-stick sales growth curve Tim showed me on a small whiteboard in that facility - he's bought a much bigger whiteboard since that day so they can track their sales! It's been amazing to see these two hustle and establish Seven Stills as a premier whiskey distillery & brewery in such a short time. I'm really excited to see the next stage of growth for Seven Stills and see them become a staple in every bar across America.*

David Shin

LEAD INVESTOR, SEVEN STILLS

THE BUZZ ABOUT SEVEN STILLS

Seven Stills' bright and industrial tasting room is a great place for small groups thanks to tables, counters, and stools made out of barrels.

Thrillist
Food, drink, travel and entertainment site

Chocosmoke is delicious, chocolatey upfront and earthy like sourdough crust, and Whipnose is astonishing. Distilling amplifies the flavors of mash, but it also has a way of eliminating bitterness and softening sour notes, which makes good work of an IPA's hoppy profile. Additionally, the process seems to enhance an IPA's aromas, but on the tongue it leaves a pleasant, prickly sharp whiskey that's as fresh and sweet as a mowed lawn.



Molly Gore
Food Writer for Edible San Francisco

VIEW ALL PRESS & QUOTES

We're Fundamentally Changing How Whiskey is Made


SEVEN STILLS
CHOCASMOKE
SEVEN STILLS
CHOCASMOKE
A STILL FOR EVERY HILL

Craft beer is booming. But what about craft whiskey? Most people don't realize that whiskey actually starts out as beer. For generations, the conventional wisdom was that the base beer doesn't affect the flavor the finished whiskey. But in 2013, we started making amazing craft beers, then distilling them into whiskey. We ended up with craft whiskeys that are drastically different in flavor depending on whether the beer is an IPA, a sour, or a stout.

We're Building Our Fourth Taproom – the Biggest One Yet



We're building a new flagship brewery / distillery / taproom / restaurant. It's 18,000 square feet at 100 Hooper, in San Francisco's Mission Bay neighborhood, less than a mile from AT&T Park (home to the San Francisco Giants) and the Chase Center (the soon-to-be home for the Golden State Warriors). With so much space, we're putting in a massive tasting bar, retail area, restaurant, kitchen, and even a private lounge, in addition to our brewhouse. We share the building with Adobe's new headquarters for 5,000 employees – a built-in customer base for post-work happy hour.

Craft Whiskeys Made from Craft Beers




EIGHT POUNDS
Citra 'Cot Citra


SEVEN STILLS
EXPERIMENTAL SERIES
DISTILLED AND BOTTLED BY SEVEN STILLS SAN FRANCISCO, CA
375ML
WHISKEY
INSPIRED BY SOS

We started with our Core Series of seven whiskeys – one for each of the original seven hills of San Francisco. Each bottle is designed by a different local street artist. Since then, we've added the Collaboration Series, made together with other distilleries or visiting brewers, and the Experimental Series, one-off batches exclusively available at our distillery. For beer, we focus on massively dry-hopped, zero-IBU single and double IPAs.

Our Progress So Far

Between 2013 and 2017, Seven Stills has grown at 100+ percent each year, finishing off 2017 with sales of $1.17 million. Our brand is growing strong, and we're for $3.5 million in 2018 sales *without* our new taproom. 100 Hooper will mark our biggest and most audacious expansion yet, and when it opens in October, we're projecting an extra $4.4 million in sales just from direct-to-consumer sales.

2013 – **Tim and Clint Found Seven Stills**
They put in $30,000 and got to work.

December 2015 – **Raised $775K Seed Round**
Raised for construction of Bayview distillery.

July 2016 – **Opened Bayview Brewery and Distillery to Public**

November 2016 – **Opened First Satellite Taproom and Restaurant in SF's Outer Sunset Neighborhood**

October 2017 – **Started Canning Beers**
People bought them as fast as we could produce them!

March 2018 – **Opened Second Satellite Taproom and Resataurant in SF's Stanford Court.**

March 2018 – **Completed expansion of brewing facilities to increase capacity 9x**

April 2018 – **Signed Lease for 18,000 Sq. Ft Taproom**
Located right outside the new Warriors Stadium in SF's booming Mission Bay neighborhood.

Summer 2018 – **Taproom Construction**
Located right outside the new Warriors stadium.

October 2018 – **New Taproom Open for Business!**

Letter from the Founders

July 31, 2018

Dear Investors,

Thank you for considering investing in our company. When Clint and I founded Seven Stills we were 24-year-olds with the crazy dream of opening up a distillery. On top of that we were trying to open up the FIRST distillery to the public in one of the most expensive cities in the world. It took a lot of hard work and a lot of

READ MORE OF THE STORY

Doubled Growth Every Year Since Launch

And we're on track to hit $3.5 million this year, 63% higher than our original projection.

With our expansive new taproom opening in October, we project sales of $9.7 million. When we sell direct to consumers or to-go, we operate an 85% margin. For in-house consumption, it's 95%.



On Track to Hit $3.5M in 2018 Sales
$2M
$1.5M
$1M
$500K
0
2013
2014
2015
2016
2017
2018
Annual Sales

Meet the Founders



Tim Obert

Co-Founder & CEO

Founder and CEO of the fastest growing brewery and distillery in San Francisco



Clinton Potter

Co-Founder & Distiller

Former Design Engineer, Learned Distilling from a member of the Irish Whiskey Society

AND THE REST OF THE TEAM



Rylan Ortiz

Head Brewer

Former Production, Packaging, and Wort Production at Speakeasy Ales and Lagers



Ryan Kelly

Head of Marketing

User Experience Creator through writing, research, strategy communication, and design



Mitchell Wackerman

Area Sales Manager

Experienced facilitator of high quality libations



Christine Bagwell

Events Manager

International Business at San Francisco State University, Experienced in Food and Beverage Industry



Michelle Schumaker

Area Sales Manager

Former Associate Production Manager- Gymboree, Former Assistant production Manager- Old Navy



Will Greeley

Designer

Illustrator influenced by classic cartoons | Focus- characters, precise draftsmanship, color schemes



Sean O'Leary

Manager

Founder of Nosotros SF, Experience in Service Industry as Manager and Kitchen Staff



Amos Mccray-Goldsmith

Creative Director

Creative Director at Seven Stills Brewery & Distillery

Raised $6,490,523 From 615+ Investors

FUNDING HISTORY



Omar Paredes



Grant Heinitz

Chief Credit Officer and Fund Manager



Alexander Viray

I like beer!



Ryan Chandler



Daniel Tracy

Master Plumber/Owner



Scott Kaplan

MORE INVESTORS

Interview

Wefunder interviewed Tim Obert on May 31, 2018.

+ EXPAND ALL

WF: What is Seven Stills?

OBERT: We're a brewery and distillery. We founded our company in 2013. The model was super unique, which was to make whiskey out of craft beer. We started with that concept, and continued it for our first three and a half years. Then we started getting more into the craft beer, to leverage what we're working on with all these cool projects. Today, our intention is to have the craft beer alongside the whiskeys that we're making from the same craft beers.

WF: What does it mean to make whiskey from craft beer?

WF: How did you develop this hybrid brewing-distilling process?

WF: How have you grown in the last five years?

WF: What are your revenues?

WF: What flavors are you focused on now?

WF: Why do you self-distribute?

WF: What's your sales breakdown?

WF: What are your margins?

WF: How do you plan to acquire more of the direct-to-consumer market?

VIEW ALL QUESTIONS

Ask a Question

Type your question here...

ASK QUESTION

Alan Jacobson Aug 2

Very compelling raise. Congratulations on all of your very positive reviews on some of the bigger sites. Just a couple of questions: 1. Who else is doing craft whiskey and why will you win in this space against them or when others pop up? 2. What is a conservative estimate of the time it will take to be cash flow positive after opening the new location, and how much cash is needed to get to that point? 3. You mention being in 2500 locations. Is there any meaningful data you can share about how often they are reordering, and are any of them larger chains that have locations in multiple states?



Tim Obert Co-Founder & CEO FOUNDER Aug 2

Do you want to shoot me an email and we can hop on a call?

William Patterson Aug 20

Hello,

I was wondering how you arrived at your figures of potential customers answered in the question above "Why did you choose your new space in Mission Bay?" You mentioned Adobe and said that is a "built-in customer base of 5,000." I noticed that it is only three stories of office space, so there is no way to fit that many people in that small of a space. After doing some research, I saw the San Francisco Business Times states that Adobe only plans to "eventually" have "up to" 1,500 employees in that location. And the USNews.com best colleges page states that 2018 total enrollment is 1,983 students at the CCA Mission Bay location, far from the 6,500 stated above. I'm curious how you arrived at your figures, what am I missing? Thanks!



Tim Obert Co-Founder & CEO FOUNDER Oct 18

Sorry for the delay, the 1,500 employees they are bringing over is the first phase. We've heard numbers from Adobe of up to 5,000 people but that may have been exaggerated. And then the CCA number was pulled from their Oakland and San Francisco campuses for 2019. They will be expanding their facilities next year to accomodate the Oakland campus shutting down.

MORE QUESTIONS

RISKS

1 Consumer demands can change, and decreases in alcohol consumption could result in decreases in revenue.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.